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                                                                   EXHIBIT 10.24

                        CONFIDENTIAL SETTLEMENT AGREEMENT
                          AND MUTUAL RELEASE OF CLAIMS

         This Confidential Settlement Agreement and Mutual Release of Claims (the "Settlement Agreement") is made effective this 16th day of July, 2004 (the "Effective Date"), by and between MICROSOFT CORPORATION, a Washington corporation located at One Microsoft Way, Redmond, Washington 98052 ("Microsoft"), and LINDOWS, INC., F/K/A LINDOWS.COM, INC., a Delaware corporation located at 9333 Genesse Avenue, San Diego, California 92121, including any subsequent corporate name adopted by Lindows, Inc. ("Lindows"). Microsoft and Lindows each are referred to herein separately as "Party" and are referred to herein collectively as the "Parties." There are no other parties to this agreement.

         WHEREAS, A dispute has arisen between the Parties relating to Lindows' use of "Lindows" and related terms in connection with products and services offered by Lindows and in Lindows' trade name and website addresses and use by Lindows of certain copyrighted Windows media files; and

         WHEREAS, Microsoft filed suit against Lindows in United States District Court for the Western District of Washington, Case No. C01-2115C, and Lindows has brought counterclaims and other affirmative claims against Microsoft in that case (hereinafter "Washington Case"); and

         WHEREAS, Microsoft has brought actions against Lindows in foreign jurisdictions alleging trademark infringement and other claims, and Lindows has brought counterclaims and other affirmative actions and claims against Microsoft in these foreign jurisdictions (hereinafter "Foreign Cases"); and

         WHEREAS, Lindows has applied to the U.S. Patent and Trademark Office to register trademarks containing "Lindows", and Microsoft has opposed said applications, and in response Lindows has asserted counterclaims in the Trademark Trial and Appeal Board ("TTAB") seeking to cancel certain of Microsoft's U.S. registrations for Windows; and

         WHEREAS, the Parties wish to resolve their disputes, including all claims brought by the Parties in the Washington Case, the Foreign Cases, and the TTAB;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

         1.  Use of the Lindows Marks

                  a. Except as provided herein, within sixty (60) days of the Effective Date of this Settlement Agreement, Lindows shall permanently cease all use of "Lindow" or "Lindows" or


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"Lindoz" or "lindows.com" or "lindowsinc.com" or "lin---s.com" or any other term including "-indows" or "indoz" (hereinafter referred to as "Lindows Marks"), including use in or as a trademark, logo, trade name, or corporate name or portion thereof in any way and in any channel of distribution, throughout the world. Notwithstanding the foregoing, for a period of (4) four years from the Effective Date of this Settlement Agreement, Lindows may use www.lindows.com and www.lindowsinc.com solely for the purpose of redirecting traffic to other websites. After (4) four years from the Effective Date of this Settlement Agreement, Lindows will assign the www.lindowsinc.com and www.lindows.com domain names to Microsoft by signing the Domain Name Assignment attached hereto as Exhibit A. Lindows further agrees, after (4) years from the Effective Date of this Settlement Agreement, to change the administrative record for the www.lindows.com and www.lindowsinc.com domain names to list individuals to be designated by Microsoft as the Administrative Contact and hereby authorizes Microsoft and the named Administrative Contact to formally transfer ownership of the domain name to Microsoft after (4) four years from the Effective Date of this Settlement Agreement. Lindows further agrees to perform all actions necessary to maintain ownership of the existing registrations for www.lindowsinc.com and www.lindows.com domain names and to retain all legal rights necessary to fulfill the obligations set forth in this paragraph.

                  b. Within sixty (60) days of the Effective Date of this Settlement Agreement, Lindows shall offer to any third party to which it has granted distribution rights for its products, including but not limited to distributors, resellers and builders (herein collectively referred to as "Distributors"), a modified version of its Linspire operating system product that does not include any use of the Lindows Marks.

                  c. To the extent Lindows has contractual authority to do so under its agreements with Distributors, within sixty (60) days of the Effective Date of this Settlement Agreement, Lindows shall inform its Distributors that they are to discontinue all further use of the Lindows Marks, and that any authorization or license from Lindows to use the Lindows Marks is withdrawn and replaced with Lindows' authorization to use the Linspire mark. Lindows shall modify its Branding Guidelines to remove any reference to the Lindows Marks.


                  d. To the extent that Lindows does not have the contractual authority referenced in Sec 1(c) above, Lindows shall within ninety (90) days inform its Distributors that it has entered into a settlement agreement with Microsoft regarding the use of the Lindows Marks, that it has acknowledged the validity of the Windows marks, and that it will not provide Distributors with indemnity against claims brought by Microsoft arising out of future use of the Lindows Marks.

                  e. Lindows will not sell or otherwise transfer any ownership or other rights in the Lindows Marks, including any rights in domain names containing the Lindows Marks.

                  f. On January 10, 2005, or within fifteen (15) days thereafter, Lindows will assign the lindows.org, lindowsinc.net, lindowsinc.org, lindowsos.com, lindos.com, lindoors.com, lindowsemail.com, lindowsfan.com, lin----s.com, lin---s.com, lin--s.com, lin-s.com, and lindash.com domain names (the "Company Domains") to Microsoft by signing the Domain

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Name Assignment attached hereto as Exhibit B. Lindows further agrees, on January
10, 2005, to change the administrative record for the Company Domains to list individuals to be designated by Microsoft as the Administrative Contact and hereby authorizes Microsoft and the named Administrative Contact to formally transfer ownership of the domain name to Microsoft after January 10, 2005. Lindows further agrees to perform all actions necessary to maintain ownership of the existing registrations for the identified domain names and to retain all legal rights necessary to fulfill the obligations set forth in this paragraph.

         2.  Use of Windows Media Files

                  a. LindowsOS version 4.0 and LindowsOS version 4.5 (now renamed Linspire 4.5) include the following copyrighted files owned by
Microsoft: wma9dmod.dll, wmadmod.dll, wmspdmod.dll, wmv9dmod.dll, wmvdmod.dll (collectively, the "Windows Media Files"). Within ninety (90) days of the Effective Date of this Settlement Agreement, Lindows shall cease any further use or distribution of the Windows Media Files in any product or by any method of distribution. Lindows, its successors in interest, and present and future subsidiaries agree to make no further use of the Windows Media Files in any product at any time.

                  b. Within ninety (90) days of the Effective Date of this Settlement Agreement, Lindows shall offer to its Distributors a modified version of its renamed Linspire operating system product that does not include the Windows Media Files.

                  c. Within ninety (90) days of the Effective Date of this Settlement Agreement, Lindows shall inform its Distributors to discontinue all further use of any versions of Lindows products that contain the Windows Media Files and that any authorization or license from Lindows to distribute versions of Lindows products that contain the Windows Media Files is withdrawn and replaced with Lindows' authorization or license to use the modified version that does not contain the Windows Media Files.

                  d. To the extent Lindows does not have the contractual authority to require Distributors to discontinue the use of versions of Lindows which contain the Windows Media Files, Lindows shall within ninety (90) days inform its Distributors that it has entered into a settlement agreement with Microsoft providing that it will cease distribution of the Windows Media Files, that Microsoft alleges that unauthorized distribution of the Windows Media Files infringes its copyrights, and that Lindows will not provide Distributors with indemnity against claims brought by Microsoft arising out of unauthorized use of the Windows Media Files.

                  e. Within ninety (90) days of the Effective Date of this Settlement Agreement Lindows shall review the following products distributed by Lindows to assure that the Windows Media Files are not included with such products: Lindows DVD Player, MPlayer, and Xine Lindows. Lindows, and successors in interest, agree not to post on its website any links or directions to other locations from which users may download unauthorized copies of the Windows Media Files from other sources.

         3.  Lindows trademark applications and cancellation proceedings


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         Within thirty (30) days of the Effective Date of this Settlement
Agreement, Lindows agrees to expressly abandon with prejudice any pending applications for registrations for trademarks or trade names containing the Lindows Marks in the United States or any foreign jurisdiction, including the applications listed in Exhibit C hereto. Lindows further agrees to immediately dismiss with prejudice all claims, counterclaims, or other legal proceedings in whatever form or forum that Lindows has brought for cancellation of any U.S. or foreign trademark registration issued to Microsoft containing the term Windows. The Parties agree to cooperate with each other in promptly completing all acts and executing all documentation necessary to effect such withdrawals and dismissals within thirty (30) days from the Effective Date of this Settlement Agreement.

         4.  Foreign Cases

         Upon execution of this Settlement Agreement the Parties agree to immediately direct their respective counsel to dismiss with prejudice and without costs to either Party all actions each has filed and claims each has asserted against the other in the Foreign Cases in accordance with local law and procedure. The Parties agree to cooperate with each other to promptly complete all acts and to execute all documents necessary to dismiss the Foreign Cases within thirty (30) days from the Effective Date of this Settlement Agreement. Microsoft further agrees to refrain from filing any new Foreign Cases against Lindows concerning the Lindows Marks, unless Microsoft has given Lindows thirty
(30) days written notice of the use of the Lindows Marks to which Microsoft objects. If within the thirty (30) day notice period Lindows provides Microsoft written confirmation of its intent to cure, Lindows shall have an additional thirty (30) days to cure such use.

         5.  Acknowledgement of Validity of Windows Trademarks

                  a. Lindows, and successors in interest hereby recognize and acknowledge Microsoft's ownership rights in and to the trademark Windows worldwide and all of the goodwill associated therewith. Further, they acknowledge and agree that the Windows trademark at issue in the Washington Case, the United States Trademark Registrations Nos. 1,872,264, 1,875,069, 2,005,901, and 2,212,784 therefore (hereinafter "Windows Trademarks"), and all other foreign and domestic registrations and/or applications comprising or incorporating Windows, are famous, valid, enforceable, subsisting and owned by Microsoft. Lindows agrees to publicly acknowledge the validity of the Windows Trademarks in a joint press release with Microsoft, as hereinafter provided for.

                  b. Lindows, and successors in interest and present and future subsidiaries agree not to hereafter challenge or contest, directly or indirectly, the validity, ownership or registration of any Windows trademark owned by Microsoft, including in any proceeding of any type in any country.

                  c. Lindows, and successors in interest and present and future subsidiaries agree not to adopt, use, or seek registration for trademarks or trade names that include "indows" as a portion thereof.

                  d. Lindows, and successors in interest and present and future subsidiaries acknowledge that the common name used in the industry and by consumers to identify the class of products including the Windows and Linspire products is "operating system" and not "windows."


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             d. Lindows, and successors in interest and present and future subsidiaries acknowledge that the common name used in the industry and by consumers to identify the class of products including the Windows and Linspire products is "operating system" and not "windows."

        6. Payment by Microsoft

        Within thirty (30) days of the Effective Date of this Settlement Agreement Microsoft agrees to pay to Lindows the sum of Fifteen Million Dollars U.S. ($15,000,000) by wire transfer pursuant to instructions to be provided by Lindows. Within seven (7) days of the execution and confirmation by Lindows of the Domain Name Assignment described in Section 1(f) herein, Microsoft shall make an additional payment to Lindows in the amount of Five Million Dollars U.S. ($5,000,000) by wire transfer pursuant to instructions to be provided by Lindows.

        7. Windows Media Format Components License

        Microsoft shall enter into a Windows Media Format Components License with Lindows, consisting of a Windows Media Format Components Source Development Agreement and Windows Media Format Components Distribution License, as set forth in the forms attached hereto as Exhibits D and E, respectively.

        8. Covenant Regarding Past Damages

        Microsoft further hereby irrevocably and perpetually covenants not to sue Lindows, its successors in interest, its past, present and future assigns, officers, directors, subsidiaries, affiliates, insurers and underwriters, or otherwise seek recovery from such parties, for "Past Damages." "Past Damages" means any and all damages that have accrued on account of any and all patent infringement that has occurred before the Effective Date with respect to Linspire 4.5, including but not limited to the Click-n-Run technology and Lindows Office, in the form distributed by Lindows or the functionality in Linspire 4.5 to the extent incorporated into an earlier Lindows product (hereinafter "Linspire 4.5 Product"). In no event shall this covenant apply to
(a) modifications of a Linspire 4.5 Product; (b) future distributions of a Linspire 4.5 Product; or (c) additional copies of a Linspire 4.5 Product that are made or deployed after the Effective Date, whether such copies are made or deployed from a Linspire 4.5 Product distributed before or after the Effective Date.

        9. Releases

             a. Release by Microsoft. Microsoft specifically releases, waives, and forever discharges Lindows, its successors in interest, its past, present and future assigns, officers, directors, subsidiaries, affiliates, insurers and underwriters, from any and all past claims, demands, actions, liabilities and causes of actions, of every kind and character, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, in law or in equity, for or by reason of any matter, cause or thing whatsoever, arising out of the claims asserted by Microsoft in the Washington Case or the Foreign Cases, and from past claims arising out of Lindows' distribution of the Windows Media Files prior to the Effective Date of this Settlement

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Agreement, excepting only the obligations created by, and the representations, warranties and covenants made in this Settlement Agreement.

             b. Release by Lindows. Lindows specifically releases, waives, and forever discharges Microsoft, its successors in interest, its past, present and future assigns, officers, directors, subsidiaries, affiliates, insurers and underwriters, from any and all claims, demands, actions, liabilities and causes of actions, of every kind and character, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, in law or in equity, for or by reason of any matter, cause or thing whatsoever, arising out of the claims asserted by Lindows in the Washington Case or the Foreign Cases, excepting only the obligations created by, and the representations, warranties and covenants made in, this Settlement Agreement.

        10. Dismissal of Washington Case

        Upon execution of this agreement the Parties shall direct their counsel to dismiss the Washington Case with prejudice, each Party to bear its own costs, and with the form of agreed order attached hereto as Exhibit F. Immediately following the execution of this Agreement, the Parties shall file with the United States District Court for the Western District of Washington (the "Court") the fully executed version of Exhibit F.

        11. Confidentiality

        a. The parties agree to issue a joint press release in the form attached hereto as Exhibit G.

        b. Except for the Exhibit G joint press release referenced herein, and except for the filing of this Settlement Agreement as an exhibit to Lindows' initial public offering registration statement and other required filings with the Securities and Exchange Commission (along with a description of the terms of this Settlement Agreement in such filings), where such disclosures are required by law, the Parties agree to keep confidential and not disclose to any third party the terms and conditions of this Settlement Agreement, the existence of this Settlement Agreement, or any of the negotiations and discussions that preceded its making, except as follows in which cases the Parties will nevertheless use their best efforts to seek confidential treatment by any receiving party: (i) as is necessary to dismiss the Washington Case or the Foreign Cases; (ii) as is necessary to effectuate any term or provision of the settlement, including any subsequent litigation to enforce the settlement, except that both Parties shall take all reasonable steps to maintain the confidentiality of this information including filing documents under seal and entry of appropriate protective orders; (iii) to either Party's insurers, as necessary to pursue insurance claims; (iv) to a Party's accountants or lawyers;
(v) as is reasonably necessary to comply with the Securities and Exchange Commission's disclosure requirements; (vi) as and to the extent deemed necessary by Microsoft in the course of its normal enforcement efforts with respect to its Windows trademarks; and (vii) as required by law or court order upon notice to the other Party sufficiently in advance of such disclosure to permit it to seek a protective order. Nothing in this Section 11 shall be construed to preclude or prohibit the Parties from being able to publicly acknowledge that they have entered into a settlement of the Washington Case, the Foreign Cases,

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or other proceedings related to the Windows Trademarks, so long as the terms of this Settlement Agreement are not disclosed other than as specifically and expressly permitted herein.

        c. Lindows acknowledges that the confidentiality obligations set forth herein are material considerations for Microsoft's agreement to enter into this Settlement Agreement, that Microsoft would not have entered into this agreement without such confidentiality obligations, and that any breach of the confidentiality obligations would be a material breach of this Settlement Agreement.


        12. No Admission of Liability

        Each Party acknowledges and agrees that this Settlement Agreement is a compromise of disputed claims and neither this Settlement Agreement, nor any consideration provided pursuant to this Settlement Agreement, shall be taken or construed to be an admission or concession by either Microsoft or Lindows of any kind with respect to any fact, liability, or fault.

        13. Waiver of Rights under California Civil Code Section 1542

        It is understood and agreed that this Settlement Agreement is intended to cover and does cover all claims or possible claims of every nature and kind whatsoever, whether known or unknown, suspected or unsuspected, or hereafter discovered or ascertained, and all right under Section 1542 of the Civil Code of California ("Section 1542") are hereby expressly waived. The Parties acknowledge that they are familiar with Section 1542, which reads as follows:

        A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Parties expressly, knowingly, and intentionally waive and relinquish any and all rights that they have under Section 1542, as well as under any other similar state or federal statute or common law principle.

        14. Entire Agreement

        This Settlement Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and there are no inducements, representations, warranties, or understandings that do not appear within the terms and provisions of this Settlement Agreement. This Settlement Agreement may be modified only by a writing signed by both Parties.

        15. Attorneys' Fees

        In the event of litigation between the Parties arising out of or related to the performance or non-performance of any obligation of any Party to this Settlement Agreement, the prevailing Party shall be entitled to recover its attorneys' fees and costs incurred.

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        16. Authorization

        Each individual signing this Settlement Agreement warrants and represents that he has the full authority and is duly authorized and empowered to execute this Settlement Agreement on behalf of the Party for which he signs.

        17. Choice of Law

        The provisions of this Settlement Agreement shall be governed by the laws of the State of Washington, including any action arising out of this Settlement Agreement.

        18. Severability and Construction

        If any provision of this Settlement Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect. This Settlement Agreement has been negotiated by the Parties and their respective counsel and shall be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party.

        19. Counterparts

        This Settlement Agreement will be executed by the parties on the Effective Date and may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which taken together form but one and the same instrument.

        20. Binding Effect.

        This Settlement Agreement shall be binding on the Parties, their successors in interest, and present and future subsidiaries, assignees or acquirers, including any acquirer of substantially all of the assets of a Party.





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         IN WITNESS HEREOF, Microsoft and Lindows have caused their duly authorized representatives to execute this Settlement Agreement to be effective as of the Effective Date.

MICROSOFT CORPORATION                            LINDOWS, INC.


/s/ Bradford L. Smith                            /s/ Michael Robertson
-------------------------------                  ------------------------------
By (Sign)                                        By (Sign)


Bradford L. Smith                                Michael Robertson
-------------------------------                  ------------------------------
Name (Print)                                     Name (Print)


Senior VP, General Counsel &
Corporate Secretary                              CEO
------------------------------                   ------------------------------
Title                                            Title


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                                  Exhibit List


     A. Domain Name Transfer Agreement (Lindows.com and Lindowsinc.com)

     B.  Domain Name Transfer Agreement (Company Domains)

     C.  List of Lindows trademark registrations or applications

     D. Windows Media Format Components Source Development Agreement

     E. Windows Media Format Components Distribution License

     F. Stipulated Dismissal with Prejudice

     G. Joint Press Release


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